UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

8point3 Energy Partners LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-37447	47-3298142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Rio Robles San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 29, 2016, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into a Contribution Agreement (the “Contribution Agreement”) with SunPower Corporation (“SunPower”) and SunPower AssetCo, LLC, a wholly-owned subsidiary of SunPower (“Seller”), to acquire an interest in the 5 MW project which holds roof-mounted solar photovoltaic systems being installed at certain Macy’s department stores in Maryland (the “Macy’s Maryland Project”) for $12.0 million in cash (the “Acquisition”). Ownership and cash flows of the Macy’s Maryland Project are subject to a tax equity financing arrangement with an affiliate of PNC Bank.

In connection with the closing of the Acquisition on July 1, 2016, the Partnership entered into Amendment No. 1 to Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with the Partnership’s general partner, 8point3 General Partner, LLC (the “General Partner”), 8point3 Holding Company, LLC (“Holdings”), First Solar, Inc. (“First Solar”), SunPower and OpCo. The Omnibus Amendment amends the schedules to the parties’ existing Amended and Restated Omnibus Agreement dated April 6, 2016 (the “Amended and Restated Omnibus Agreement”) to include the Macy’s Maryland Project for all purposes and adds an indemnity for certain taxes that may become due with respect to projects acquired after the Partnership’s initial public offering.

All other material terms and conditions of the Amended and Restated Omnibus Agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2016, OpCo completed the Acquisition pursuant to the terms of the Contribution Agreement. OpCo funded 100% of the purchase price for the Macy’s Maryland Project with cash on hand. The description of the Acquisition included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The terms of the Acquisition were approved by the board of directors (the “Board”) of the General Partner and by the conflicts committee of the Board, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee engaged an independent financial advisor and legal counsel to assist in evaluating the Acquisition.

SunPower owns 8,778,190 common units and 20,104,885 subordinated units in OpCo, representing a 40.7% economic interest in OpCo. In addition, SunPower owns 28,883,075 Class B shares in the Partnership. SunPower also owns a 50% interest in Holdings, which holds all the incentive distribution rights in OpCo and is the sole member of the General Partner.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description
10.1

Amendment No. 1 to Amended and Restated Omnibus Agreement dated July 1, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

	By:	8point3 General Partner, LLC,
its general partner

Date: July 6, 2016	By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

INDEX TO EXHIBITS

Number	Description
10.1

Amendment No. 1 to Amended and Restated Omnibus Agreement dated July 1, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.